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                                             EXHIBIT 23 PAGE 1 of 1


                     CONSENT OF INDEPENDENT AUDITORS






The Board of Directors
Norfolk Southern Corporation:

We consent to incorporation by reference in Registration Statements Nos. 33-44188, 33-30157, 33-556, 33-25713, 33-52031, and 33-57417 on
Form S-8 and Registration Statement No. 33-38595 on Form S-3 of Norfolk Southern Corporation of our report dated January 24, 1995, relating to the consolidated balance sheets of Norfolk Southern Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K405 of Norfolk Southern Corporation. Our report refers to changes in accounting methods related to income taxes, postretirement benefits and postemployment benefits.






                              /s/ KPMG Peat Marwick LLP






Norfolk, Virginia
March 28, 1995